SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 17, 2017

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 17, 2017, Citizens Community Bancorp, Inc. a Maryland corporation (“CCBI”) and Wells Financial Corp., a Minnesota corporation (“Wells”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement, Wells will merge with and into CCBI with CCBI surviving the merger (the “Merger”) in a transaction valued at approximately $39.8 million.
Pursuant to the terms and subject to the conditions of the Merger Agreement, which has been approved by the boards of directors of each of CCBI and Wells, the Merger Agreement provides for the payment to Wells stockholders of total consideration of $51.00 per share, consisting of (i) $41.31 in cash and (ii) .7636 shares of CCBI common stock. The stock consideration is subject to a pricing collar adjustment in certain circumstances based on CCBI’s common stock price at the time of closing.
At the closing of the Merger Agreement, Wells Federal Bank, a Minnesota state-chartered bank and a wholly-owned subsidiary of Wells (“Wells Bank”) and Citizens Community Federal N.A., a federally-chartered national bank and a wholly-owned subsidiary of CCBI (“CCBI Bank”), will enter into an Agreement and Plan of Merger pursuant to which Wells Bank will merge with and into CCBI Bank, with CCBI Bank surviving the bank merger.
The Merger Agreement contains customary representations, warranties and covenants made by each of Wells and CCBI. Completion of the Merger is subject to certain conditions, including, among others, (i) the approval of the Merger Agreement by Wells’ stockholders; (ii) the absence of governmental orders prohibiting or actions seeking to prohibit the Merger; (iii) the receipt of certain governmental and regulatory approvals; (iv) the absence of an event that would have or could reasonably be expected to have a material adverse effect on Wells or CCBI; and (v) the receipt by Wells of certain third-party consents.
The Merger Agreement may be terminated in certain circumstances, including, among others, (i) if either party materially breaches the Merger Agreement such that the conditions to closing would not be satisfied; (ii) if the Merger has not closed on or prior to October 31, 2017, as extended by 60 days, if necessary, to obtain regulatory approvals; (iii) if Wells’ stockholders do not approve the Merger Agreement; and (iv) if Wells receives a superior proposal to acquire more than half of its outstanding voting securities.
In the event of a termination of the Merger Agreement, depending on the circumstances, Wells may be required to pay a termination fee of $1,600,000.
    The Merger is expected to close during the third calendar quarter of 2017.
    Aside from the transactions contemplated by the Merger Agreement, there is no material relationship between Wells and CCBI.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Concurrently with the execution of the Merger Agreement, each of Wells’ directors and non-director executive officers entered into a letter agreement with CCBI pursuant to which such individuals have agreed to vote the shares of Wells’ common stock, owned of record and beneficially by such individual, excluding shares beneficially owned by such individual in the Wells Bank Employee Stock Ownership Plan Trust (the “Subject Shares”), for approval of the Merger Agreement and the transactions contemplated thereby and not to sell or otherwise dispose of the Subject Shares during the term of the agreement. The foregoing summary of the letter agreements does not purport to be complete and is subject to and qualified in its entirety by the Form of Letter Agreement, which is filed as Exhibit 99.1.
No Offer or Solicitation
This communication is not a solicitation of a proxy from any stockholder of Wells. This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of any applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Additional Information and Where to Find It
Investors are urged to read the Merger Agreement for a more complete understanding of the terms of the transactions discussed herein.
This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. In connection with the Merger, CCBI will be filing with the Securities and Exchange Commission (“SEC”) a Form S-4 and other relevant documents. STOCKHOLDERS ARE URGED TO READ THE FORM S-4 TO BE FILED BY CCBI WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY CCBI WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The registration statement, including the proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by CCBI with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Documents filed by CCBI with the SEC, including the registration statement, may also be obtained free of charge from CCBI’s website http://www.snl.com/IRWebLinkX/corporateprofile.aspx?iid=4091023 by clicking the “SEC Filings” heading, or by directing a request to CCBI’s CEO, Stephen Bianchi at sbianchi@ccf.us.
The directors, executive officers and certain other members of management and employees of Wells may be deemed to be “participants” in the solicitation of proxies for Stockholder Approval. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Stockholder Approval will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.
Caution about Forward-Looking and other Statements
This Current Report on Form 8-K and the attached exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in CCBI Bank’s operations and business environment. These uncertainties include the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the combined company’s ability to achieve the synergies and value creation contemplated by the proposed transaction; management’s ability to promptly and effectively integrate the businesses of the two companies; the diversion of management time on transaction-related issues; the effects of governmental regulation of the financial services industry; industry consolidation; technological developments and major world news events; general economic conditions, in particular, relating to consumer demand for CCBI Bank’s products and services; CCBI Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; CCBI Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit CCBI Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing CCBI Bank; CCBI Bank’s ability to implement its cost-savings and revenue enhancement initiatives, including costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting CCBI Bank; fluctuation of CCBI’s common stock price; CCBI Bank's ability to attract and retain key personnel; CCBI Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect CCBI’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in CCBI’s Form 10-K, for the year ended September 30, 2016 filed with the Securities and Exchange Commission on December 29, 2016. CCBI undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that CCBI delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CCBI or its affiliates.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

ITEM 8.01     OTHER EVENTS.
On March 17, 2017, Wells and CCBI issued a joint press release announcing the execution of the Merger Agreement, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits:

2.1	Agreement and Plan of Merger Between Citizens Community Bancorp, Inc. and Wells Financial Corp. dated as of March 17, 2017.

99.1	Form of Letter Agreement.

99.2	Joint Press Release of Citizens Community Bancorp, Inc. and Wells Financial Corp. dated March 17, 2017 announcing the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: March 17, 2017	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg
Chief Financial Officer